UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

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&

GOOD for Bayonne &

GOOD for Stockholders

Dear Friends:

As you are probably aware, BCB & Pamrapo are planning to join in a merger of equals transaction that will create the largest community bank based in Bayonne, New Jersey.

We strongly believe that Bayonne deserves a large, hometown bank where community members can do their banking with people they have known … for years.

Going forward, the combined bank with over $1 Billion in Assets will be THE community bank to do business with in Bayonne. Pamrapo’s customers will experience expanded branch hours and receive the products & services they have become accustomed to. We will continue to provide the same personal and professional service that has been a hallmark of our banks.

We expect that following the merger our stockholders will have a more liquid investment in a more efficient institution.

We’re creating … Bayonne’s Community Bank, … come join us!

Mark D. Hogan Chairman of the Board BCB Bancorp, Inc.	Daniel J. Massarelli Chairman of the Board Pamrapo Bancorp, Inc.

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the Securities and Exchange Commission a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009. STOCKHOLDERS OF PAMRAPO AND BCB ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB. Stockholders may also obtain the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.